UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

Emerson Electric Co.

(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue, St. Louis, Missouri 63136

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 553-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.50 par value per share	EMR	New York Stock Exchange
NYSE Chicago
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2021 the Board of Directors of Emerson Electric Co. (the “Company”) amended the Company’s Bylaws (the “Bylaws”) to further reflect the Board’s leadership structure by moving the role of the Chair of the Board and any Vice Chair of the Board to Article III (Directors) from Article V (Officers), specifying certain duties of the Chair of the Board and any Vice Chair of the Board and making various conforming changes.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws. The amended Bylaws, and a copy of the amended Bylaws marked to show changes from the prior Bylaws dated February 5, 2021, are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

On May 4, 2021, the Board elected James S. Turley as its independent Chair of the Board, effective May 5, 2021. As previously announced, David N. Farr, retired as the Company’s Chairman of the Board on May 5, 2021. On May 4, 2021, the Company issued a press release in connection with the foregoing matters. A copy of the press release is attached hereto as Exhibit 99.1.

On May 4, 2021, the Board of Directors of the Company voted to amend the Company’s Corporate Governance Principles and Practices (“Governance Principles”) to, among other things, provide for an independent Chair of the Board and remove references to the Lead Independent Director role. The amendments also set forth the authority, roles and responsibilities of the independent Chair of the Board, including presiding at all shareholder and Board meetings, including executive sessions of independent or non-management directors, calling Board meetings and meetings of the independent directors, acting as the key liaison between the Chief Executive Officer and the non-management directors, consulting and communicating with major shareholders and serving as chair of the Board’s executive committee.

The foregoing description of the amendments to the Governance Principles is qualified in its entirety by reference to the full text of such Governance Principles. The Company’s Governance Principles are available on the Company’s website at www.Emerson.com, Investors, Corporate Governance, Principles and Practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibits

3.1	Bylaws of Emerson Electric Co., as amended through May 4, 2021.

3.2	Bylaws of Emerson Electric Co., as amended through May 4, 2021, marked to show changes from prior Bylaws as amended through February 5, 2021.

99.1	Press Release dated May 4, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2021	EMERSON ELECTRIC CO.

	By:	/s/ John A. Sperino
John A. Sperino
Vice President and Assistant Secretary